UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2011

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to a loan agreement dated December 26, 2006, as amended, between the Company and PNC Bank ("PNC"), formerly known as National City Bank (the "Loan Agreement"), CTI Group (Holdings) Inc. (the "Company") had a revolving loan facility, which matured on December 30, 2010. The amount available under the revolving loan facility was equal to the lesser of (a) $2,000,000, (b) the sum of 80% of eligible domestic trade accounts receivable and 90% of eligible, insured foreign trade accounts receivable or (c) four times the sum of earnings before interest, taxes, depreciation and amortization for the trailing twelve month period. All borrowings were collateralized by substantially all assets of the Company. The outstanding balance on the revolving loan facility was $825,000 at December 30, 2010.

The revolving loan facility was secured by a guarantee from a wholly-owned subsidiary of Fairford Holdings Limited, a British Virgin Islands company ("Fairford"). As of December 31, 2010, Fairford beneficially owned 63.7% of the Company’s outstanding Class A common stock. Fairford Holdings Scandinavia AB ("Fairford Scandinavia"), a wholly-owned subsidiary of Fairford, owns warrants to purchase 1,040,170 shares of the Company’s Class A common stock. Mr. Osseiran, the majority holder of the Company’s Class A common stock and director of the Company, is a director of Fairford, the President of Fairford Scandinavia and a grantor and sole beneficiary of a revocable trust which is the sole stockholder of Fairford. Mr. Dahl, a director of the Company, is the director of Fairford and Chairman of Fairford Scandanaiva.

Principal and interest outstanding under the Loan Agreement matured on December 30, 2010. The Loan Agreement, however, allowed for repayment to be made within ten days of the maturity date before a default in debt would be declared. Outstanding principal under the Loan Agreement amounted to $825,000 on December 30, 2010. On January 3, 2011, in order to supplement the Company’s liquidity which enabled the Company to repay the revolving loan facility with PNC on January 4, 2011, Fairford advanced to the Company $825,000. On January 20, 2011, the board of directors approved the terms of Fairford’s advancement and the form of demand note. Subsequent to the advancement and approval by the board of directors, the Company issued to Fairford a demand note, in the aggregate principal amount of $825,000 bearing interest at LIBOR plus 4%. The demand note has no term and is due on demand.

The Company is in the process of seeking a replacement revolving loan facility. If the Company is not successful in obtaining a replacement revolving loan facility, it will seek additional funds from Fairford. There can be no assurance that Fairford will provide additional funding to the Company, if needed, or that the Company will be successful in obtaining a replacement revolving loan facility.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

January 21, 2011	By:	/s/ Manfred Hanuschek

Name: Manfred Hanuschek
Title: CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Demand Promissory Note between Fairford Holdings, Ltd. and CTI Group (Holdings) Inc dated January 3, 2010